UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2011

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131
(Address of Principal Executive Offices)	(Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The Registrant has made certain issuances of its subordinated limited partnership interests (“SLP Interests”), which are fully described in the Eighteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership of the Registrant, dated as of November 26, 2010, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated November 26, 2010. Such SLP Interests are issued in exchange for withdrawing general partner interests.

Date of Sale	Security	Amount of Security Sold	Aggregate Offering Price	Aggregate Underwriting Discounts or Commissions	Exemption from Registration
1/1/2011	SLP Interests	$26,333,618	$26,333,618	$0	Regulation D of The Securities Act of 1933, Rule 506; all purchasers were or are Accredited Investors in that each of them were, or currently are, general partners of the Registrant. The required information was provided to all purchasers, no general solicitations or advertisements were used, and reasonable care was exercised to assure that all purchasers of the securities were not underwriters (“Rule 506”)
7/1/2011	SLP Interests	$6,478,769	$6,478,769	$0	Rule 506
8/1/2011	SLP Interests	$200,000	$200,000	$0	Rule 506
9/1/2011	SLP Interests	$1,150,000	$1,150,000	$0	Rule 506
12/1/2011	SLP Interests	$1,019,666	$1,019,666	$0	Rule 506
1/1/2012	SLP Interests	$34,958,987	$34,958,987	$0	Rule 506

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: March 23, 2012	By:	/s/ Kevin D. Bastien
Name: Kevin D. Bastien
Title: Chief Financial Officer

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